Exhibit 1.3

                                   PROMISSORY NOTE
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                                   (REVOLVING LOAN)


          $12,000,000.00                                    August 29, 1997
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                    FOR VALUE RECEIVED, AMERICAN ECO FUNDING CORP., a
          corporation organized under the State of Delaware (the "Borrower"),
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          promises to pay to the order of UNION BANK OF CALIFORNIA, N.A.
          (the "Lender"), as a Lender referred to in the Credit and
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          Guaranty Agreement dated as of August 22, 1997 by and among the
          Borrower, American Eco Corporation, the financial institutions referred to therein as Lenders, the financial institutions referred to therein as Issuing Banks and Union Bank of
          California, N.A., as Agent (the "Credit Agreement"), on or before
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          the Revolving Credit Termination Date, the lesser of (i) the principal amount of TWELVE MILLION DOLLARS ($12,000,000.00) in
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          accordance with the terms of the Credit Agreement or (ii) the unpaid principal amount of all amounts loaned or, upon repayment, reloaned by the Lender to the Borrower under this Note as Revolving Loans under the Credit Agreement.

                    The Borrower also promises to pay interest on any unpaid principal amount hereof from the date hereof until paid in full, at the rates and at the times determined in accordance with the provisions of the Credit Agreement.

                    This Note is one of the Borrower's "Revolving Notes" issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Lender's Revolving Loans evidenced hereby are to be made and repaid. This
          Note is subject to voluntary prepayment in accordance with
          Section 4.1(a) of the Credit Agreement and subject to mandatory prepayment in accordance with Section 4.1(b) of the Credit Agreement. Terms defined and the rules of construction contained in the Credit Agreement have, unless the context otherwise requires, the same meanings and application in this Note.

                    All payments of principal and interest in respect of this Note shall be made in immediately available funds at the office of the Agent located at 445 South Figueroa Street, Los Angeles, California 90071, or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Until notified in writing of the transfer of this Note, the Borrower shall be entitled to deem the Lender, or such Person as has been identified by the transferor in writing to the Borrower as the holder of this Note, as the owner and holder of this Note.

                    Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued but unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                    The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

                    No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times and in the currency prescribed herein or in the Credit Agreement.

                    The Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind except such as may be required under the Credit Agreement and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

                    The Borrower and every guarantor of this Note hereby agree to pay on demand, in accordance with, and subject to the provisions of the Credit Agreement, all costs and expenses (including legal costs and attorneys' fees) incurred or paid by or on behalf of the Lender in enforcing this Note.

                    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND (TO THE EXTENT APPLICABLE) THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, INCLUDING THE APPLICABLE PROVISIONS OF THE NATIONAL BANK ACT.

                    IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered as of the day and year first above written.


                                             AMERICAN ECO FUNDING CORP.



                                             By: /s/ Michael E. McGinnis
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                                             Name: Michael E. McGinnis
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                                             Title: President
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